UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2012

Apollo Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona		85040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Director and Officer

On December 13, 2012, Dr. John G. Sperling, the founder and Executive Chairman of Apollo Group, Inc. (the “Company”), notified the Company of his decision to retire as a director and an officer, effective December 31, 2012. Dr. Sperling, who is 91 years old, has served the Company as a director and in various executive capacities since founding the Company in 1972. In connection with Dr. Sperling’s retirement and the termination of his employment agreement, we expect to agree to provide various additional retirement and severance benefits, which have not yet been finalized. Dr. Sperling has been conferred the honorary title of Chairman Emeritus of the Company, effective December 31, 2012.

Changes in Board Leadership

On December 13, 2012, Peter Sperling, formerly Apollo’s Vice Chairman of the Board of Directors (the “Board”), was elected Chairman of the Board, and Terri C. Bishop, Apollo’s Executive Vice President, Integrated Academic Strategies and Senior Advisor to the Chief Executive Officer and a director, was elected Vice Chairman of the Board. These elections will be effective December 31, 2012.

(d)	Election of Director

On December 13, 2012, the Company’s Board appointed Matthew Carter, Jr. to fill a vacancy on the Board, effective December 13, 2012. With the appointment of Mr. Carter, the Board contains ten independent members. Mr. Carter was also appointed to serve on the Board’s Finance Committee and Audit Committee.

Mr. Carter will participate in the cash and equity compensation programs provided to and upon the same terms as our other non-employee directors. These cash and equity compensation programs are more fully described under “Director Compensation” in our Information Statement on Form 14C filed with the Securities and Exchange Commission on December 28, 2011, which description is incorporated in this Item 5.02 by this reference. In accordance with those programs, Mr. Carter received, at the time of his December 13, 2012 appointment to the Board, a pro-rated equity award for the balance of the 2013 fiscal year comprised of (i) an option grant covering 2,847 shares of the Company’s Class A common stock with an exercise price of $21.40 per share and (ii) a restricted stock unit award covering an additional 6,231 shares of the Company’s Class A common stock. Both components will vest upon his continuation in Board service through August 31, 2013. In addition, we have entered into an indemnification agreement with Mr. Carter on substantially the same terms as for our other non-employee directors that obligates us to indemnify him in his capacity as a director to the maximum extent permitted by law.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On December 13, 2012, the Company issued a press release announcing the retirement of Dr. John G. Sperling as a director and an officer, the election of Peter Sperling as Chairman of the Board, the election of Terri L. Bishop as Vice Chairman of the Board, and the appointment of Matthew Carter, Jr. to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are provided herewith:

Exhibit Number	Description

99.1	Text of press release issued by Apollo Group, Inc. dated December 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

December 13, 2012	By:	/s/ Brian L. Swartz
Name: Brian L. Swartz
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Text of press release issued by Apollo Group, Inc. dated December 13, 2012.